UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2014

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-3523	48-0290150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas		66612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2014, Kansas Gas and Electric Company (the “Company”), our wholly-owned subsidiary, entered into a Purchase Agreement (the “Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. as representatives of the Initial Purchasers identified therein (“Purchasers”). Under the terms of the Agreement, the Company will sell $250,000,000 principal amount of First Mortgage Bonds, 4.30% Series due 2044 (the “Bonds”) to the Purchasers on July 2, 2014, subject to the satisfaction of customary closing conditions. The Bonds will be issued under the Company’s Mortgage and Deed of Trust, dated as of April 1, 1940, as supplemented and amended (the “Mortgage”), and will mature on July 15, 2044. The sale of the Bonds is being made by the Company in reliance on exemptions from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering.

The Company will pay interest on the Bonds on January 15 and July 15 of each year, beginning on January 15, 2015. Interest on the Bonds accrues at the rate of 4.30% per year. Prior to January 15, 2044, the Company may redeem the Bonds at any time in whole, or from time to time in part, at the a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed, plus accrued and unpaid interest on those Bonds to the redemption date or, (ii) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus fifteen basis points, plus accrued and unpaid interest on those Bonds to but excluding the redemption date. On or after January 15, 2044, the Company may redeem the Bonds at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption. The Bonds will be secured equally and ratably with all other bonds now outstanding or hereafter issued under the Mortgage by a lien on substantially all of the Company’s present properties and certain after-acquired property, subject to certain exceptions. The Bonds will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated June 25, 2014, among Kansas Gas and Electric Company and Barclays Capital Inc., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. as representatives of the Initial Purchasers identified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: June 25, 2014	By:	/s/ Mark A. Ruelle
Name: Mark A. Ruelle
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Purchase Agreement, dated June 25, 2014, among Kansas Gas and Electric Company and Barclays Capital Inc., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. as representatives of the Initial Purchasers identified therein